SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2002

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York 10285
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000
(Former name or former address, if changed since last report)

Item 9.     Regulation FD Disclosure.

On July 31, 2002, Ken Chenault, Chairman and Chief Executive Officer of the Company, and Gary Crittenden, Executive Vice President and Chief Financial Officer of the Company, delivered presentations to the financial analyst community. Information contained in such presentations, as well as certain other information, is furnished herein on Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

By:	/s/ STEPHEN P. NORMAN
Stephen P. Norman Secretary

DATE:    July 31, 2002

EXHIBIT INDEX

Item No.	Description
99.1	Information from presentations by Ken Chenault and Gary Crittenden on July 31, 2002 to the financial community.